Filed pursuant to 424(b)(3)
Registration No. 333-200594
BLACK CREEK INDUSTRIAL REIT IV INC.
SUPPLEMENT NO. 22 DATED APRIL 10, 2019
TO THE PROSPECTUS DATED APRIL 30, 2018
This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of Black Creek Industrial REIT IV Inc., dated April 30, 2018 (the “Prospectus”), as supplemented by Supplement No. 10, dated September 7, 2018, Supplement No. 11, dated September 14, 2018, Supplement No. 12, dated October 5, 2018, Supplement No. 13, dated October 15, 2018, Supplement No. 14, dated November 15, 2018, Supplement No. 15, dated December 13, 2018, Supplement No. 16, dated January 7, 2019, Supplement No. 17, dated January 15, 2019, Supplement No. 18, dated January 25, 2019, Supplement No. 19, dated February 15, 2019, Supplement No. 20, dated February 27, 2019, and Supplement No. 21, dated March 15, 2019. Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.
Status of Investments in Real Estate
As of March 31, 2019, we owned and managed a real estate portfolio that included properties with an aggregate total purchase price of approximately $344.8 million, comprised of 17 industrial buildings totaling 3.2 million square feet located in 10 markets throughout the U.S., with 30 customers, and was 99.9% leased with a weighted-average remaining lease term (based on square feet) of 5.2 years.

S-1